EXHIBIT 99.1

For more information, contact

Robert D. Sznewajs

President & CEO

(503) 598-3243

Anders Giltvedt

Executive Vice President & CFO

(503) 598-3250

West Coast Bancorp Reports Results for Third Quarter and Year To Date 2012

•	On September 25, 2012, the Company declared a cash dividend of $.05 per common share, payable on October 31, 2012, to shareholders of record as of October 10, 2012, with Series B preferred shares participating on an as-converted basis.

•	Net income for the third quarter 2012 was $5.9 million or $6.3 million adjusting for after-tax merger-related expenses*.

•	Third quarter 2012 return on average assets was .97% or 1.03% excluding after-tax merger-related expenses*, an improvement from the same quarter in 2011.

•	Total noninterest expense was $21.3 million in third quarter 2012; excluding merger-related expenses*, noninterest expense of $20.7 million declined 8% from the corresponding quarter in 2011.

•	Third quarter 2012 efficiency ratio, excluding merger-related expenses*, improved to 68.7% from 81.0% in same quarter in 2011.

•	Net income for the nine-month period ending September 30, 2012, excluding after-tax merger-related expenses, increased 13% from the same period in 2011.

•	On September 26, 2012, the Company announced an agreement and plan of merger with Columbia Banking System, Inc., headquartered in Tacoma, Washington, with assets of $4.9 billion at September 30, 2012. the merger is subject to customary closing conditions, including receipt of requisite shareholder and regulatory approvals.

Lake Oswego, OR – October 25, 2012 – West Coast Bancorp (NASDAQ: WCBO) (“Bancorp” or “Company”), the parent company of West Coast Bank (“Bank”) and West Coast Trust Company, Inc., today announced third quarter 2012 net income of $5.9 million or $.27 per diluted share compared to net income of $6.3 million or $.29 per diluted share in the third quarter of 2011. Net income for the first nine months of 2012 was $17.8 million or $.82 per diluted share compared to net income of $16.0 million or $.75 per diluted share in the same period of 2011.

*This press release contains certain non-generally accepted accounting principles in the United States of America (“GAAP”) financial measures including net income, excluding after-tax merger-related expenses. Management uses this non-GAAP information internally and has disclosed it to investors based on its belief that the information provides additional, valuable information relating to its operating performance as compared to prior periods. Please see Table 1 for a reconciliation of net income to net income excluding after-tax merger-related expenses and noninterest expense to noninterest expense excluding merger-related expenses.

WEST COAST BANCORP REPORTS THIRD QUARTER 2012 RESULTS

October 25, 2012

“The operating performance of the Company continued its positive trend in the third quarter of 2012 compared to prior periods,” said Robert D. Sznewajs, President and Chief Executive Officer. “This trend is evidenced by the Board of Director’s declaration of a shareholder cash dividend and a continuing improvement in our return on assets, influenced by effective cost control measures and reduced loan loss provisioning due to an improving credit environment. Our recently announced merger with Columbia Bank will further expand the Company’s presence in Washington and create the premier community bank in the Pacific Northwest.”

Table 1 below shows the reconciliation of net income to the non-GAAP measures of net income excluding after-tax merger-related expenses and of noninterest expense to noninterest expense excluding merger-related expenses for the quarters ended September 30, 2012, and 2011, and the years to date ended September 30, 2012, and 2011.

Table 1
Reconciliation of Net Income and Noninterest Expense to Non-GAAP financial measures
(Dollars in thousands)	Q3	Q3	Change	Year to date	Year to date	Change
	2012	2011		$9/30/2012	9/30/2011	$

Net income	$ 5,944	$ 6,276	$ (332)	$ 17,767	$ 16,015	$ 1,752

Merger-related expenses	578	-	578	578	-	578
Less: tax benefit from merger related expenses (1)	202	-	202	202	-	202
After-tax merger-related expenses	376	-	376	376	-	376

Net income excluding after-tax merger related expenses (2,3)	$ 6,320	$ 6,276	$ 44	$ 18,143	$ 16,015	$ 2,128

Noninterest expense	$ 21,307	$ 22,620	$ (1,313)	$ 63,808	$ 68,131	$ (4,323)

Merger-related expenses	578	-	578	578	-	578
Noninterest expense excluding merger-related expenses (3, 4)	$ 20,729	$ 22,620	$ (1,891)	$ 63,230	$ 68,131	$ (4,901)

(1) Tax rate assumed to be 35%.
(2) Net income excluding merger-related expenses is GAAP net income adjusted for the after-tax impact of merger-related expenses.
(3) Management uses this non-GAAP information internally and has disclosed it to investors based on its belief that the information provides additional, valuable information relating to the Company's operating performance as compared to prior periods.
(4) Noninterest expense excluding merger expenses is used to calculate the efficiency ratio excluding merger expenses.

As previously announced on September 26, 2012, Bancorp entered into an Agreement and Plan of Merger with Columbia Banking System, Inc. (“Columbia”), providing for the acquisition of Bancorp by Columbia for consideration consisting of a combination of cash and Columbia common stock on the terms set forth in the merger agreement. Consummation of the transaction remains subject to customary closing conditions, including receipt of requisite shareholder and regulatory approvals.

WEST COAST BANCORP REPORTS THIRD QUARTER 2012 RESULTS

October 25, 2012

Table 2 below shows summary financial information for the quarters ended September 30, 2012, and 2011, and June 30, 2012.

Table 2
SUMMARY FINANCIAL INFORMATION

	Qtr. ended	Qtr. ended		Qtr. ended
	Sept. 30,	Sept. 30,		June 30,
(Dollars and shares in thousands)	2012	2011	Change	2012	Change

Net income and performance ratios excluding after-tax merger-related expenses [1]
Net income	$ 6,320	$ 6,276	$ 44	$ 6,034	$ 286
Net income per diluted share	$ 0.29	$ 0.29	$ -	$ 0.28	$ 0.01
Return on average assets, annualized	1.03%	1.00%	0.03	1.01%	0.02
Return on average equity, annualized	7.59%	8.55%	(0.96)	7.50%	0.09
Efficiency ratio[2]	68.75%	81.03%	(12.28)	70.85%	(2.10)

Net income and performance ratios
Net income	$ 5,944	$ 6,276	$ (332)	$ 6,034	$ (90)
Net income available to common stockholders [3]	$ 5,559	$ 5,836	$ (277)	$ 5,639	$ (80)
Net income per diluted share	$ 0.27	$ 0.29	$ (0.02)	$ 0.28	$ (0.01)
Book value per common share	$ 16.32	$ 14.28	$ 2.04	$ 15.91	$ 0.41
Return on average assets, annualized	0.97%	1.00%	(0.03)	1.01%	(0.04)
Return on average equity, annualized	7.14%	8.55%	(1.41)	7.50%	(0.36)
Efficiency ratio[2]	70.66%	81.03%	(10.37)	70.85%	(0.19)

Share and per share figures
Common shares outstanding at period end	19,290	19,303	(13)	19,295	(5)
Weighted average diluted shares[4]	21,598	21,124	474	21,547	51
Weighted average diluted shares-two class method [5]	20,344	19,880	464	20,256	88

[1] These measurements exclude the after-tax impact of $.4 million of merger-related expenses; see Table 1 for a reconciliation of net income and noninterest expense to nongaap financial measures.
[2] The efficiency ratio has been computed as noninterest expense divided by the sum of net interest income on a tax equivalent basis and noninterest income excluding gains/losses on sales of securities.
[3] Adjusted for the impact of allocating net income to participating instruments, which include restricted stock and Series B preferred stock.
[4] Reflects the average dilutive impacts of Series B preferred stock (1,213), warrants (1,208), options (26), and restricted stock (41).
[5] Reflects the calculation of diluted shares under the two-class method which includes average common (19,110), options (26), and warrants (1,208).

WEST COAST BANCORP REPORTS THIRD QUARTER 2012 RESULTS

October 25, 2012

Balance Sheet Overview

Third quarter 2012 total average loan balance of $1.49 billion increased $14 million or 1% from the preceding quarter, with growth primarily in the commercial real estate construction and commercial real estate portfolios. Total average loans for the quarter ended September 30, 2012, declined $22 million or 1% from the third quarter in 2011, with declines in home equity and mortgage loans more than offsetting the year-over-year increase in commercial real estate construction loans. The yield on the loan portfolio of 4.98% in the most recent quarter declined 27 basis points from the corresponding quarter in 2011 and 10 basis points from the previous quarter as higher yielding loans in the portfolio continued to pay off or be refinanced while new loans were originated at lower yields reflecting prevailing market interest rates.

Table 3
AVERAGE LOANS FOR THE QUARTER
(Dollars in thousands)	Sept. 30,	% of	Sept. 30,	% of	Change		June 30,	% of
	2012	Total	2011	total	Amount	%	2012	Total
Commercial loans	$ 287,706	19%	$ 297,354	20%	$ (9,648)	-3%	$ 284,473	19%
Commercial real estate construction	37,838	3%	15,764	1%	22,074	140%	23,200	2%
Residential real estate construction	9,497	1%	15,146	1%	(5,649)	-37%	11,283	1%
Total real estate construction loans	47,335	4%	30,910	2%	16,425	53%	34,483	3%
Mortgage	58,393	4%	70,143	5%	(11,750)	-17%	62,610	4%
Home equity	246,330	16%	263,873	17%	(17,543)	-7%	252,014	17%
Total real estate mortgage	304,723	20%	334,016	22%	(29,293)	-9%	314,624	21%
Commercial real estate loans	841,098	56%	838,887	55%	2,211	0%	832,870	56%
Installment and other consumer loans	12,592	1%	13,924	1%	(1,332)	-10%	12,776	1%
Total loans	$ 1,493,454		$ 1,515,091		$ (21,637)	-1%	$ 1,479,226

Yield on loans	4.98%		5.25%		(0.27)		5.08%

WEST COAST BANCORP REPORTS THIRD QUARTER 2012 RESULTS

October 25, 2012

Third quarter average investment portfolio of $761 million remained a sizeable portion of total average earning assets and represented 33% of earning assets as of September 30, 2012. Over the past year, the Company has increased its investments in municipal securities and reduced its U.S. government agency portfolio. During this time, purchases consisted principally of Oregon and Washington school district municipal securities with State guarantees and 10-year and 15-year fully amortizing U.S. government agency mortgage-backed securities. The expected duration of the investment portfolio was approximately 2.7 years at September 30, 2012, compared to approximately 2.3 years twelve months ago.

The third quarter 2012 tax equivalent yield on total cash and investment securities balances was 2.12%, a decline of 23 basis points from the same quarter in 2011, and a decline of 17 basis points from the preceding quarter.

Table 4
AVERAGE CASH EQUIVALENTS AND INVESTMENT SECURITIES FOR THE QUARTER
(Dollars in thousands)	Sept 30,	Sept 30,	Change		June 30,
	2012	2011	Amount	%	2012
Cash equivalents:
Federal funds sold	$ 2,558	$ 3,275	$ (717)	-22%	$ 2,555
Interest-bearing deposits in other banks	47,242	49,918	(2,676)	-5%	45,260
Total cash equivalents	49,800	53,193	(3,393)	-6%	47,815

Investment securities:
U.S. Treasury securities	200	2,870	(2,670)	-93%	200
U.S. Government agency securities	217,051	241,173	(24,122)	-10%	230,509
Corporate securities	8,385	9,499	(1,114)	-12%	8,516
Mortgage-backed securities	447,756	454,881	(7,125)	-2%	407,011
Obligations of state and political sub.	75,717	61,092	14,625	24%	67,882
Equity investments and other securities	11,897	12,809	(912)	-7%	12,735
Total investment securities	761,006	782,324	(21,318)	-3%	726,853

Total cash equivalents and investment securities	$ 810,806	$ 835,517	$ (24,711)	-3%	$ 774,668

Tax equivalent yield on cash equivalents and investment securities (1)	2.12%	2.35%	(0.23)		2.29%

(1) Interest earned on nontaxable securities has been computed on a 35% tax equivalent basis.

WEST COAST BANCORP REPORTS THIRD QUARTER 2012 RESULTS

October 25, 2012

Average total deposits of $1.91 billion in the third quarter 2012 increased 2% or $36 million from the prior quarter, as average non-interest bearing demand deposits increased $56 million and more than offset an $11 million decline in average time deposit balances. Time deposits represented 7% of the Company’s average total deposits in the most recent quarter compared to 10% during the same quarter of 2011. Year-over-year third quarter average total deposit balances declined $44 million or 2%, with average money market and time deposit balances declining $70 million and $57 million, respectively. Partly offsetting these declines, non-interest bearing demand and savings deposits grew $62 million and $18 million, respectively, over the same period.

Table 5
AVERAGE DEPOSITS, BORROWINGS AND SUBORDINATED DEBENTURES FOR THE QUARTER
(Dollars in thousands)	Q3	% of	Q3	% of	Change		Q2	% of
	2012	Total	2011	Total	Amount	%	2012	Total
Demand deposits	$ 677,646	36%	$ 615,956	31%	$ 61,690	10%	$ 621,547	33%
Interest-bearing demand	365,560	19%	363,554	19%	2,006	1%	374,579	20%
Total checking deposits	1,043,206	55%	979,510	50%	63,696	7%	996,126	53%
Savings	132,839	7%	114,779	6%	18,060	16%	127,930	7%
Money market	592,363	31%	661,871	34%	(69,508)	-11%	596,949	32%
Total non-time deposits	1,768,408	93%	1,756,160	90%	12,248	1%	1,721,005	92%
Time deposits	140,151	7%	196,807	10%	(56,656)	-29%	151,085	8%
Total deposits	$ 1,908,559	100%	$ 1,952,967	100%	$ (44,408)	-2%	$ 1,872,090	100%

Average rate on total deposits	0.08%		0.20%		(0.12)		0.09%

Average borrowings and
subordinated debentures	$ 179,063		$ 220,354		$ (41,291)	-19%	$ 178,241

Rate on borrowings and
subordinated debentures	1.45%		7.91%		(6.46)		1.44%

Third quarter 2012 average total checking balances of $1.04 billion grew $64 million or 7% from third quarter 2011 and represented 55% of the Company’s average total deposits in the quarter. Lower market interest rates and a continuing shift in the mix from time deposits to non-time deposits over the past year reduced the average rate paid on total deposits to 8 basis points in the most recent quarter, representing a decline of 12 basis points from the same quarter in 2011.

Capital Position

As shown in Table 6 below, the Company improved its September 30, 2012, capital position compared to twelve months earlier. As a result of the Company’s operating performance and capital position, the Company announced a shareholder dividend of $.05 per share on September 25, 2012. The dividend will be payable on October 31, 2012, to shareholders of record on October 10, 2012.

WEST COAST BANCORP REPORTS THIRD QUARTER 2012 RESULTS

October 25, 2012

Table 6
CAPITAL RATIOS

	Sept. 30,	Sept. 30,		June 30,
	2012	2011	Change	2012	Change
West Coast Bancorp
Tier 1 risk-based capital ratio	20.45%	18.43%	2.02	20.33%	0.12
Total risk-based capital ratio	21.62%	19.69%	1.93	21.50%	0.12
Leverage ratio	15.48%	13.72%	1.76	15.55%	(0.07)

West Coast Bank
Tier 1 risk-based capital ratio	19.80%	17.74%	2.06	19.62%	0.18
Total risk-based capital ratio	21.06%	19.00%	2.06	20.88%	0.18
Leverage ratio	15.00%	13.20%	1.80	15.02%	(0.02)

Operating Results

As shown in Table 7 below, pre-tax income, excluding merger-related expenses, in the third quarter of 2012 was $9.7 million, an increase of $5.7 million or 143% from the third quarter last year. The increase was principally due to an increase in net interest income, a lower provision for loan losses, and a reduction in noninterest expense. For sequential quarters, pre-tax income increased $.4 million or 5% mainly as a result of reductions in noninterest expenses. Third quarter 2012 net income of $6.3 million, excluding merger-related expenses, increased modestly from the corresponding quarter last year and $.3 million or 5% from the prior quarter. See Table 1 for reconciliation of net income to non-GAAP financial measure.

Table 7
SUMMARY INCOME STATEMENT EXCLUDING MERGER-RELATED EXPENSES
(Dollars in thousands)	Q3	Q3	Change		Q2	Change
	2012	2011	$	%	2012	$	%

Net interest income	$ 21,687	$ 19,341	$ 2,346	12%	$ 21,773	$ (86)	0%
Provision (benefit) for credit losses	(593)	1,132	(1,725)	-152%	(492)	(101)	21%
Noninterest income	8,172	8,414	(242)	-3%	8,494	(322)	-4%
Noninterest expense excluding merger-related expenses	20,729	22,620	(1,891)	-8%	21,476	(747)	-3%
Income before income taxes excluding merge-related expenses	9,723	4,003	5,720	143%	9,283	440	5%
Provision (benefit) for income taxes
exluding the tax impact of merger expenses	3,403	(2,273)	5,676	250%	3,249	154	5%
Net income excluding merger expenses	$ 6,320	$ 6,276	$ 44	1%	$ 6,034	$ 286	5%

Third quarter 2012 net interest income of $21.7 million increased $2.3 million from the same quarter in 2011. This was primarily a result of the $2.8 million prepayment charge incurred in third quarter 2011 in conjunction with a $88 million prepayment of FHLB term borrowings. As shown in Table 8 below, the third quarter 2012 net interest margin of 3.80% increased 2 basis points from the net interest margin adjusted for the prepayment charge in the same quarter of 2011. For the sequential quarters, the net interest margin contracted 13 basis points principally as a result of declining yield on investment and loan portfolios.

WEST COAST BANCORP REPORTS THIRD QUARTER 2012 RESULTS

October 25, 2012

Table 8
NET INTEREST SPREAD AND MARGIN
(Annualized, tax-equivalent basis)	Q3	Q3		Q2
	2012	2011	Change	2012	Change
Yield on average interest-earning assets	3.97%	4.22%	(0.25)	4.12%	(0.15)
Rate on average interest-bearing liabilities [1]	0.29%	1.37%	(1.08)	0.30%	(0.01)
Net interest spread	3.68%	2.85%	0.83	3.82%	(0.14)
Net interest margin	3.80%	3.31%	0.49	3.93%	(0.13)

Impact of FHLB prepayment premium in Q3 2011	-	-0.47%	0.47	-	-
Net interest margin excluding FHLB prepayment premium	3.80%	3.78%	0.02	3.93%	(0.13)

[1] Third quarter 2011 rate on average interest-bearing liabilities includes 47 basis points of expense associated with the prepayment of $88 million in FHLB borrowings.

WEST COAST BANCORP REPORTS THIRD QUARTER 2012 RESULTS

October 25, 2012

As shown in Table 9 below, third quarter 2012 total noninterest income of $8.2 million decreased $.2 million or 3% from the same quarter in 2011. The decline can be attributed to a $.7 million decrease in gains on sales of OREO, lower service charges on deposit accounts and payment systems-related revenues and no gains on sales of securities in the most recent quarter. These declines were partly offset by an increase in gains on sales of loans, higher trust and investment services revenues, and a reduction in OREO valuation adjustments. Total net loss on OREO was $.5 million in the quarter ended September 30, 2012, as compared to virtually no net OREO loss in the same quarter of 2011. Total noninterest income in the third quarter of 2012 decreased 3% or $.3 million from the second quarter of 2012, as a lower total net loss on OREO did not offset declines in remaining non-interest income categories.

Excluding the total net loss on OREO, the Company’s third quarter noninterest income grew $.2 million on a year-over-year basis, while declining $.9 million from the prior quarter. For sequential quarters, the Company recognized $.4 million less in gains on sales of Small Business Administration loans and no gains on sales of securities in the most recent quarter.

Table 9
NONINTEREST INCOME
(Dollars in thousands)	Q3	Q3	Change		Q2	Change
	2012	2011	$	%	2012	$	%
Noninterest income
Service charges on deposit accounts	$ 3,017	$ 3,129	$ (112)	-4%	$ 3,212	$ (195)	-6%
Payment systems-related revenue	3,073	3,201	(128)	-4%	3,084	(11)	0%
Trust and investment services revenues	1,231	1,033	198	19%	1,457	(226)	-16%
Gains on sales of loans	492	222	270	122%	722	(230)	-32%
Gains on sales of securities	-	124	(124)	-100%	228	(228)	-100%
Other-than-temporary impairment losses	-	-	-	0%	-	-	0%
Other	816	716	100	14%	821	(5)	-1%
Total	8,629	8,425	204	2%	9,524	(895)	-9%

OREO gain on sale	29	685	(656)	-96%	183	(154)	84%
OREO valuation adjustments	(486)	(696)	210	30%	(1,213)	727	60%
Total net loss on OREO	(457)	(11)	(446)	-4055%	(1,030)	573	56%

Total noninterest income	$ 8,172	$ 8,414	$ (242)	-3%	$ 8,494	$ (322)	-4%

WEST COAST BANCORP REPORTS THIRD QUARTER 2012 RESULTS

October 25, 2012

As shown in Table 10 below, the Company’s third quarter 2012 total noninterest expense of $20.7 million, excluding merger-related expenses, declined by $1.9 million or 8% from the same quarter in 2011. As a result of cost-savings initiatives implemented over the past year, expenses declined in nearly all categories from the corresponding quarter in 2011. On a linked quarter basis, total noninterest expenses, excluding merger-related expenses, declined $.7 million or 3%. See Table 1 for reconciliation to GAAP measure.

Table 10
NONINTEREST EXPENSE
(Dollars in thousands)	Q3	Q3	Change		Q2	Change
	2012	2011	$	%	2012	$	%
Noninterest expense
Salaries and employee benefits	$ 11,499	$ 11,977	$ (478)	-4%	$ 12,081	$ (582)	-5%
Equipment	1,480	1,461	19	1%	1,584	(104)	-7%
Occupancy	1,901	2,115	(214)	-10%	2,119	(218)	-10%
Payment systems-related expense	1,148	1,279	(131)	-10%	1,075	73	7%
Professional fees	777	1,038	(261)	-25%	1,060	(283)	-27%
Postage, printing and office supplies	735	772	(37)	-5%	729	6	1%
Marketing	520	862	(342)	-40%	255	265	104%
Communications	411	387	24	6%	419	(8)	-2%
Other noninterest expense	2,258	2,729	(471)	-17%	2,154	104	5%
Total noninterest expense excluding merger-related expenses	$ 20,729	$ 22,620	$ (1,891)	-8%	$ 21,476	$ (747)	-3%

Merger expenses	578	-	578	0%	-	578	0%
Total noninterest expense	$ 21,307	$ 22,620	$ (1,313)	-6%	$ 21,476	$ (169)	-1%

Income Taxes

The third quarter 2012 provision for income taxes was $3.2 million compared to a benefit for income taxes of $2.3 million in the same quarter of 2011. The third quarter 2012 provision for income taxes was the result of an effective tax rate of 35% on pre-tax income. The provision for taxes in the third quarter last year reflected the impact of the Company’s deferred tax asset valuation allowance at September 30, 2011, which was subsequently fully reversed in the fourth quarter of 2011.

Credit Quality

The Company recorded a benefit for credit losses of $.6 million in the third quarter of 2012, compared to a provision for credit losses of $1.1 million in the third quarter of 2011 and benefit of $.5 million in the previous quarter. Net charge-offs in the third quarter of 2012 were $1.0 million or .27% of average loans on an annualized basis, representing a decline from $3.3 million or .88%, respectively, in the corresponding quarter in 2011 and an increase of $.2 million on a linked-quarter basis. As shown in the table below, net charge-offs declined in nearly all loan categories compared to the third quarter last year.

WEST COAST BANCORP REPORTS THIRD QUARTER 2012 RESULTS

October 25, 2012

Table 11
ALLOWANCE FOR CREDIT LOSSES AND NET CHARGE-OFFS
		Charge-offs as		Charge-offs as		Charge-offs as
		a % of average		a % of average		a % of average
(Dollars in thousands)	Q3	loan balance	Q3	loan balance	Q2	loan balance
	2012	annualized	2011	annualized	2012	annualized
Allowance for credit losses, beginning of period	$ 33,900		$ 39,231		$ 34,634
Total provision (benefit) for credit losses	(593)		1,132		(492)
Loan net charge-offs:
Commercial	102	0.14%	1,181	1.58%	223	0.32%
Commercial real estate construction	148	1.56%	472	11.88%	-	0.00%
Residential real estate construction	(4)	-0.17%	(87)	-2.28%	(29)	-1.03%
Total real estate construction	144	1.21%	385	4.94%	(29)	-0.34%
Mortgage	101	0.69%	246	1.39%	92	0.59%
Home equity	373	0.60%	516	0.78%	336	0.54%
Total real estate mortgage	474	0.62%	762	0.91%	428	0.55%
Commercial real estate	126	0.06%	779	0.37%	(580)	-0.28%
Installment and consumer	48	1.52%	6	0.17%	57	1.79%
Overdraft	125	0.00%	234	0.00%	143	0.00%
Total loan net charge-offs	1,019	0.27%	3,347	0.88%	242	0.07%

Total allowance for credit losses	$ 32,288		$ 37,016		$ 33,900
Components of allowance for credit losses:
Allowance for loan losses	$ 31,457		$ 36,314		$ 33,132
Reserve for unfunded commitments	831		702		768
Total allowance for credit losses	$ 32,288		$ 37,016		$ 33,900

Net loan charge-offs to average loans (annualized)	0.27%		0.88%		0.07%
Allowance for loan losses to total loans	2.11%		2.42%		2.22%
Allowance for credit losses to total loans	2.17%		2.46%		2.27%
Allowance for loan losses to nonperforming loans	97%		69%		99%
Allowance for credit losses to nonperforming loans	100%		70%		101%

WEST COAST BANCORP REPORTS THIRD QUARTER 2012 RESULTS

October 25, 2012

The allowance for credit losses was $32.3 million or 2.17% of total loans at September 30, 2012, compared to an allowance for credit losses of $37.0 million or 2.46% of total loans a year earlier and $33.9 million or 2.27%, respectively, at June 30, 2012. The decline in the allowance for credit losses and the allowance relative to total loans over both periods reflected the improving trend in the overall risk profile of the loan portfolio as evidenced by modest charge off activity, low delinquency, and a positive risk rating migration. The allowance for credit losses relative to nonperforming loans increased from 70% a year ago to 100% at September 30, 2012. The Company’s estimate of the allowance for credit losses will continue to be closely correlated to the loan portfolio’s credit quality performance trends and the region’s economic conditions.

Total nonperforming assets at September 30, 2012, were $54.3 million or 2.19% of total assets, and represented a 35% reduction from $83.1 million or 3.30% of total assets a year ago, and a decline of 8% from $59.3 million or 2.46% of total assets as of June 30, 2012.

Over the past twelve months, total nonaccrual loans declined $20.5 million or 39% to $32.4 million at September 30, 2012.

Table 12
NONPERFORMING ASSETS
(Dollars in thousands)	Sept. 30,	June 30,	Mar. 31,	Dec. 31,	Sept. 30,
	2012	2012	2012	2011	2011
Loans on nonaccrual status:
Commercial	$ 6,643	$ 6,199	$ 6,482	$ 7,750	$ 9,987
Real estate construction:
Commercial real estate construction	1,650	3,750	3,749	3,750	3,886
Residential real estate construction	1,851	1,936	1,981	2,073	3,311
Total real estate construction	3,501	5,686	5,730	5,823	7,197
Real estate mortgage:
Mortgage	6,170	7,044	10,744	9,624	10,877
Home equity	2,845	2,239	2,528	2,325	3,285
Total real estate mortgage	9,015	9,283	13,272	11,949	14,162
Commercial real estate	13,248	12,384	16,648	15,070	21,513
Installment and consumer	-	-	1	5	6
Total nonaccrual loans	32,407	33,552	42,133	40,597	52,865
90 days past due not on nonaccrual	-	-	-	-	-
Total nonperforming loans	32,407	33,552	42,133	40,597	52,865

Other real estate owned, net	21,939	25,726	27,525	30,823	30,234
Total nonperforming assets	$ 54,346	$ 59,278	$ 69,658	$ 71,420	$ 83,099

Nonperforming loans to total loans	2.17%	2.24%	2.86%	2.70%	3.52%
Nonperforming assets to total assets	2.19%	2.46%	2.89%	2.94%	3.30%

Total delinquent loans 30-89 days past due	$ 2,963	$ 3,422	$ 4,095	$ 4,273	$ 5,556
Delinquent loans to total loans	0.20%	0.23%	0.28%	0.28%	0.37%

WEST COAST BANCORP REPORTS THIRD QUARTER 2012 RESULTS

October 25, 2012

As indicated in Table 13 below, during the most recent quarter the Company disposed of 29 OREO properties with a book value of $3.8 million while acquiring three properties with a book value of $.5 million. OREO valuation adjustments totaled $.5 million in the most recent quarter, down from both third quarter last year and the preceding quarter of 2012. The combination of these transactions resulted in a $3.8 million or 15% net reduction in total OREO during the quarter to $21.9 million at September 30, 2012. The OREO balance reflected write-downs of 57% from original loan principal. Income-producing properties represented the largest balance in the OREO portfolio at September 30, 2012, followed by land and homes, substantially all of which are located within the Company’s footprint.

Table 13
OTHER REAL ESTATE OWNED ACTIVITY
(Dollars in thousands)	Q3 2012		Q3 2011		Q2 2012
	Amount	#	Amount	#	Amount	#
Beginning balance	$ 25,726	244	$ 35,374	366	$ 27,525	246
Additions to OREO	487	3	1,672	16	3,304	28
Dispositions of OREO	(3,788)	(29)	(6,116)	(74)	(3,890)	(30)
OREO valuation adjustment	(486)	-	(696)	-	(1,213)	-
Ending balance	$ 21,939	218	$ 30,234	308	$ 25,726	244

Table 14
OTHER REAL ESTATE OWNED BY PROPERTY TYPE
(Dollars in thousands)	Sept. 30,	# of	Sept. 30,	# of	June 30,	# of
	2012	properties	2011	properties	2012	properties
Income-producing properties	$ 7,749	11	$ 8,139	14	$ 8,106	13
Land	4,104	13	3,762	10	4,780	15
Homes	3,518	14	6,329	27	5,539	20
Residential site developments	2,736	114	4,877	176	3,104	126
Lots	1,912	40	3,175	54	1,999	42
Multifamily	1,570	20	455	4	1,570	20
Commercial site developments	350	6	366	6	303	6
Condominiums	-	-	3,131	17	325	2
Total	$ 21,939	218	$ 30,234	308	$ 25,726	244

WEST COAST BANCORP REPORTS THIRD QUARTER 2012 RESULTS

October 25, 2012

Other

The Company will hold a Webcast conference call Thursday, October 25, 2012, at 11:00 a.m. Pacific Time, during which the Company will discuss third quarter 2012 results and current activities. To access the conference call via a live Webcast, go to www.wcb.com and click on Investor Relations and the “3rd Quarter 2012 Earnings Conference Call” tab. The conference call may also be accessed by dialing (866) 394-3464, Conference ID#: 37304304 a few minutes prior to 11:00 a.m. Pacific Time. The call will be available for replay by accessing the Company’s website at www.wcb.com and following the same instructions.

West Coast Bancorp is a publicly held, Northwest bank holding company headquartered in Oregon with $2.5 billion in assets, and the parent company of West Coast Bank and West Coast Trust Company, Inc. West Coast Bank operates 58 branches in Oregon and Washington. The Company serves clients who seek the resources, sophisticated products and expertise of larger financial institutions, along with the local decision-making, market knowledge, and customer service orientation of a community bank. The Company offers a broad range of banking, investment, fiduciary and trust services.  For more information, please visit the Company web site at www.wcb.com.

Forward Looking Statements

Statements in this release regarding future events, performance or results are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 ("PSLRA") and are made pursuant to the safe harbors of the PSLRA. These statements can often be identified by words such as "expects," "believes," “projects,” “anticipates,” or "will," or other words of similar meaning, and specifically include in this release all statements regarding the expected future benefits of our ongoing cost-cutting initiatives. Actual results could be quite different from those expressed or implied by the forward-looking statements, which give our current expectations about the future and are not guarantees. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them to reflect changes that occur after that date.

A number of factors could cause results to differ significantly from our expectations, including, among others, the effects of (i) market conditions in our service areas on our efforts to continue to reduce our levels of nonperforming assets and increase loan originations, (ii) cost reduction initiatives, (iii) any failure to satisfy the conditions to our proposed merger with Columbia Banking System, Inc., including receipt of regulatory and shareholder approvals, and (iv) risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2011, including under the heading "Forward Looking Statement Disclosure" and in the section "Risk Factors,” in our most recent Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, and in our Current Report on Form 8-K dated September 25, 2012, including under the heading "Cautionary Statements Regarding Forward Looking Information."

WEST COAST BANCORP REPORTS THIRD QUARTER 2012 RESULTS

October 25, 2012

Table 15
INCOME STATEMENT
(Dollars and shares in thousands)	Q3	Q3	Change		Q2	Year to date
	2012	2011	$	%	2012	2012	2011
Net interest income
Interest and fees on loans	$ 18,706	$ 20,060	$ (1,354)	-7%	$ 18,699	$ 56,614	$ 60,590
Interest on investment securities	3,985	4,626	(641)	-14%	4,110	12,194	13,985
Other interest income	35	35	-	0%	32	92	168
Total interest income	22,726	24,721	(1,995)	-8%	22,841	68,900	74,743
Interest expense on deposit accounts	385	986	(601)	-61%	431	1,393	4,271
Interest on borrowings and subordinated deb.	654	1,619	(965)	-60%	637	1,914	4,883
Borrowings prepayment charge	-	2,775	(2,775)	-100%	-	-	2,775
Total interest expense	1,039	5,380	(4,341)	-81%	1,068	3,307	11,929
Net interest income	21,687	19,341	2,346	12%	21,773	65,593	62,814

Provision (benefit) for credit losses	(593)	1,132	(1,725)	-152%	(492)	(996)	6,634

Noninterest income
Service charges on deposit accounts	3,017	3,129	(112)	-4%	3,212	9,047	10,348
Payment systems-related revenue	3,073	3,201	(128)	-4%	3,084	9,230	9,300
Trust and investment services revenues	1,231	1,033	198	19%	1,457	3,623	3,389
Gains on sales of loans	492	222	270	122%	722	1,949	1,035
Net OREO valuation adjustments
and gains (losses) on sales	(457)	(11)	(446)	-4055%	(1,030)	(2,061)	(1,255)
Other-than-temporary impairment losses	-	-	-	-	-	(49)	(179)
Gain on sales of securities	-	124	(124)	-100%	228	375	521
Other	816	716	100	14%	821	2,439	2,241
Total noninterest income	8,172	8,414	(242)	-3%	8,494	24,553	25,400
Noninterest expense
Salaries and employee benefits	11,499	11,977	(478)	-4%	12,081	35,058	35,973
Equipment	1,480	1,461	19	1%	1,584	4,726	4,553
Occupancy	1,901	2,115	(214)	-10%	2,119	6,095	6,512
Payment systems-related expense	1,148	1,279	(131)	-10%	1,075	3,342	3,876
Professional fees	777	1,038	(261)	-25%	1,060	2,948	2,996
Postage, printing and office supplies	735	772	(37)	-5%	729	2,283	2,444
Marketing	520	862	(342)	-40%	255	1,087	2,344
Communications	411	387	24	6%	419	1,210	1,154
Merger-related expenses	578	-	578	0%	-	578	-
Other noninterest expense	2,258	2,729	(471)	-17%	2,154	6,481	8,279
Total noninterest expense	21,307	22,620	(1,313)	-6%	21,476	63,808	68,131
Income before income taxes	9,145	4,003	5,142	128%	9,283	27,334	13,449
Provision (benefit) for income taxes	3,201	(2,273)	5,474	241%	3,249	9,567	(2,566)
Net income	$ 5,944	$ 6,276	$ (332)	-5%	$ 6,034	$ 17,767	$ 16,015

Net income per share:
Basic	$ 0.29	$ 0.31	$ (0.02)		$ 0.29	$ 0.87	$ 0.78
Diluted	$ 0.27	$ 0.29	$ (0.02)		$ 0.28	$ 0.82	$ 0.75
Weighted average common shares	19,110	19,029	81		19,082	19,077	18,999
Weighted average diluted shares	20,344	19,880	464		20,256	20,225	19,951

Tax equivalent net interest income	$ 21,982	$ 19,628	$ 2,354		$ 22,046	$ 66,427	$ 63,647
Return on average assets	0.97%	1.00%	-0.03%		1.01%	0.99%	0.87%
Return on average equity	7.14%	8.55%	-1.41%		7.50%	7.32%	7.58%

WEST COAST BANCORP REPORTS THIRD QUARTER 2012 RESULTS

October 25, 2012

Table 16
BALANCE SHEETS
(Dollars in thousands)	Sept. 30,	Sept. 30,	Change		June 30,
	2012	2011	$	%	2012
Assets:
Cash and due from banks	$ 53,026	$ 57,442	$ (4,416)	-8%	$ 55,332
Federal funds sold	3,426	2,102	1,324	63%	2,740
Interest-bearing deposits in other banks	44,883	47,734	(2,851)	-6%	52,815
Total cash and cash equivalents	101,335	107,278	(5,943)	-6%	110,887
Investment securities	792,657	823,458	(30,801)	-4%	708,884
Loans	1,490,767	1,503,624	(12,857)	-1%	1,495,797
Allowance for loan losses	(31,457)	(36,314)	4,857	13%	(33,132)
Loans, net	1,459,310	1,467,310	(8,000)	-1%	1,462,665
Total interest-earning assets	2,331,733	2,379,614	(47,881)	-2%	2,261,029
OREO, net	21,939	30,234	(8,295)	-27%	25,726
Other assets	100,739	92,967	7,772	8%	100,277
Total assets	$ 2,475,980	$ 2,521,247	$ (45,267)	-2%	$ 2,408,439

Liabilities and Stockholders' Equity:
Demand	$ 704,810	$ 649,326	$ 55,484	9%	$ 648,819
Savings and interest-bearing demand	499,934	502,586	(2,652)	-1%	497,135
Money market	588,635	651,904	(63,269)	-10%	585,421
Time deposits	135,913	186,962	(51,049)	-27%	145,510
Total deposits	1,929,292	1,990,778	(61,486)	-3%	1,876,885
Borrowings and subordinated debentures	178,900	209,099	(30,199)	-14%	178,900
Reserve for unfunded commitments	831	702	129	18%	768
Other liabilities	30,961	23,801	7,160	30%	23,869
Total liabilities	2,139,984	2,224,380	(84,396)	-4%	2,080,422
Stockholders' equity	335,996	296,867	39,129	13%	328,017
Total liabilities and stockholders' equity	$ 2,475,980	$ 2,521,247	$ (45,267)	-2%	$ 2,408,439

WEST COAST BANCORP REPORTS THIRD QUARTER 2012 RESULTS

October 25, 2012

Table 17
PERIOD END LOANS
(Dollars in thousands)	Sept. 30,	% of	Sept. 30,	% of	Change		June 30,	% of
	2012	Total	2011	total	Amount	%	2012	Total
Commercial loans	$ 286,134	19%	$ 296,335	19%	$ (10,201)	-3%	$ 292,643	19%
Commercial real estate construction	39,100	3%	12,859	1%	26,241	204%	33,477	2%
Residential real estate construction	8,306	1%	13,167	1%	(4,861)	-37%	10,549	1%
Total real estate construction loans	47,406	4%	26,026	2%	21,380	82%	44,026	3%
Mortgage	56,548	4%	69,333	5%	(12,785)	-18%	59,970	4%
Home equity	244,683	16%	261,457	17%	(16,774)	-6%	248,921	17%
Total real estate mortgage	301,231	20%	330,790	22%	(29,559)	-9%	308,891	21%
Commercial real estate loans	843,836	56%	836,752	56%	7,084	1%	837,415	56%
Installment and other consumer loans	12,160	1%	13,721	1%	(1,561)	-11%	12,822	1%
Total loans	$ 1,490,767		$ 1,503,624		$ (12,857)	-1%	$ 1,495,797

Table 18
AVERAGE BALANCE SHEETS
(Dollars in thousands)	Q3	Q3	Q2	Year to date
	2012	2011	2012	2012	2011
Cash and due from banks	$ 51,697	$ 54,156	$ 51,903	$ 50,860	$ 51,729
Federal funds sold	2,558	3,275	2,555	2,572	4,001
Interest-bearing deposits in other banks	47,242	49,918	45,260	42,629	83,104
Total cash and cash equivalents	101,497	107,349	99,718	96,061	138,834
Investment securities	761,006	782,324	726,853	732,210	718,362
Total loans	1,493,454	1,515,091	1,479,226	1,485,098	1,522,465
Allowance for loan losses	(32,794)	(38,529)	(33,699)	(33,910)	(39,250)
Loans, net	1,460,660	1,476,562	1,445,527	1,451,188	1,483,215
Total interest earning assets	2,304,261	2,351,828	2,254,192	2,263,216	2,328,943
Other assets	118,879	120,972	123,179	125,792	125,734
Total assets	$ 2,442,042	$ 2,487,207	$ 2,395,277	$ 2,405,251	$ 2,466,145

Demand	$ 677,646	$ 615,956	$ 621,547	$ 628,494	$ 582,482
Savings and interest-bearing demand	498,399	478,333	502,509	497,094	468,376
Money market	592,363	661,871	596,949	604,098	659,075
Time deposits	140,151	196,807	151,085	152,838	229,908
Total deposits	1,908,559	1,952,967	1,872,090	1,882,524	1,939,841
Borrowings and subordinated debentures	179,063	220,354	178,241	176,280	219,854
Total interest bearing liabilities	1,409,976	1,557,365	1,428,784	1,430,310	1,577,213
Other liabilities	23,063	22,779	21,550	22,419	23,835
Stockholders' equity	331,357	291,107	323,396	324,028	282,615
Total liabilities and stockholders' equity	$ 2,442,042	$ 2,487,207	$ 2,395,277	$ 2,405,251	$ 2,466,145